Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

       Evergreen Disciplined Value Fund

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	34,987		0.19		807,938	16.62
Class B	11,040		0.11		306,352            16.55
Class C	3,127		0.11		97,858              16.53
Class I	2,861,448	0.24		40,617,675        16.59

Evergreen Equity Income Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	5,705,126	0.30		17,418,499     24.16
Class B	349,310	0.12		2,508,709       23.96
Class C	171,218	0.13		1,201,508       23.92
Class I	9,682,848	0.37		25,497,550     24.16
Class R	617		0.24		3,500              24.19



Evergreen Fundamental Large Cap Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,733,714	0.08	27,469,890	23.37
Class B	0	0	9,800,785	21.87
Class C	0	0	3,926,156	21.87
Class I	1,807,523	0.15	11,070,427	23.76




Evergreen Large Cap Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	551,587          0.11	        4,275,685       	11.40
Class B	41,259	          0.02	        1,890,187	     	11.37
Class C	16,654            0.02                   757,015        	11.39
Class I	313,811          0.14	          191,022	 	11.40








Evergreen Disciplined Small-Mid Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$0		$0.00		       100	$10.44
Class I	$0		$0.00		637,702	$10.45





Evergreen Small Cap Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$0		$0.00		3,778,627	24.12
Class B	$0		$0.00		424,593	23.97
Class C	$0		$0.00		424,733	23.99
Class I	$0		$0.00		14,036,579	24.81






Evergreen Special Values Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	 9,158,487	0.21		32,341,940	28.55
Class B	 0		0		6,488,951	27.69
Class C	 0		0		4,966,231	27.75
Class I	10,232,163	0.27		37,323,325	28.73
Class R	39,717 		0.16		246,486	28.36